Exhibit 99.2

2020 Second Quarter Results Earnings Release Presentation July 16, 2020

Second Quarter 2020 | PACW | p. 2 This communication contains certain forward - looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward - looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID - 19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third - party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID - 19 pandemic and the severity of its impact on key macro - economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, including goodwill, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements

Second Quarter 2020 | PACW | p. 3 Presentation Index COVID - 19 Pandemic Update 4 Second Quarter Significant Items 8 Loans and Leases & Credit Quality 13 Deposits 34 Net Interest Margin 37 Investment Securities 42 Controlled Expenses 44 Company Overview 46 Non - GAAP Measurements 51

Second Quarter 2020 | PACW | p. 4 COVID - 19 Pandemic Update

Second Quarter 2020 | PACW | p. 5 Our Response to the COVID - 19 Pandemic Our Employees, Clients and Communities • Nearly all non - branch employees continue to work remotely • Business travel remains suspended • Provided a special bonus of $1,000 for employees in our branches and critical locations • Provided Personal Protection Equipment (PPE) to our employees • Made changes to facilities such as plexi - glass shields, enhanced cleaning and social distancing • Developed a Return - to - Office Strategy and Plan based on guidance from State/Local government agencies and the CDC; slow phased - in approach started in late June • Conducted employee training and provided guidance to ensure a safe environment • 27 branch lobbies remain closed where drive - up tellers are available • In June re - opened all but 3 of the 19 branches initially closed; and returned to normal business hours • Continue to monitor pandemic health metric trends to modify operations as needed • COVID - related donations to date of over $800,000 • COVID - related investments under Community Re - investment Act: $2.3 million

Second Quarter 2020 | PACW | p. 6 Our Response to the COVID - 19 Pandemic Impacts to O ur Business In the 2 nd Quarter of 2020: • Continued enhanced monitoring of the loan portfolio; COVID impacted portfolios (hotel, retail CRE, commercial aviation, restaurant) represent ~ 11% of total loans • Provision of $120 million due primarily to forecasted macro - economic variables given economic conditions triggered by the pandemic • Funded $1.2 billion in PPP loans; overall loan balances down slightly • Provided over 800 loan modifications for $1.8 billion representing approximately 9% of the portfolio • Significant deposit growth of $3.5 billion due to PPP loan proceeds disbursed to customer accounts and venture banking client activity • S ignificant deposit growth allowed us to reduce our other borrowings by $2.2 billion from March 31 st • Reduced our quarterly dividend to $0.25 per share In the 1 st Quarter of 2020: • Enhanced monitoring of the loan portfolio • Proactively downgraded approximately $600 million in loans from pass to special mention • Economic conditions impacted our ACL calculations under CECL resulting in a $112 million provision • Economic conditions led to market volatility and a significant decline in our stock price resulting in a non - cash goodwill impairment charge of $1.47 billion; no impact to regulatory capital or liquidity • Suspended our share repurchase program in mid - March

Our Response to the COVID-19 Pandemic

Paycheck Protection Program (PPP)

($ in thousands)

Balance Range	Count	Gross Amount	Average Balance	Orig. Fee %	Orig. Fee $
Greater than or equal to $2,000,000	101	$ 356,950	$ 3,534	1.00%	$ 3,570
$350,001 - $1,999,999	731	573,838	785	3.00%	17,215
Less than or equal to $350,000	3,309	311,921	94	5.00%	15,596
Total	4,141	$ 1,242,709	$ 300	2.93%	$ 36,381

- Loan coupon 1%
- Two-year term
- Fee income amortized over 2 years; acceleration upon forgiveness or repayment

Loan Payment/Deferral Modifications

($ in millions)

Count	Portfolio Class	Total Deferral & Extensions Balance	Portfolio Balance	Deferral and Extensions %
117	Commercial Real Estate	$ 858	$ 4,222	20.3%
49	Income Producing Residential	225	3,734	6.0%
13	Commercial Construction	284	1,168	24.3%
6	Residential Construction	176	2,173	8.1%
42	Asset Based	111	3,413	3.3%
18	Venture Capital	16	1,814	0.9%
151	Other Commercial	46	2,760	1.7%
485	Consumer	33	411	8.0%
881		**$ 1,749**	**$ 19,695**	**8.9%**

- Data as of July 10, 2020
- Most modifications in May/June ~ 81%
- Most deferrals were 3 months; some up to 6 months
- Most extensions were 3 months; some up to one year
- Some modifications requested by borrowers for liquidity preservation purposes
- Further details on certain portfolios (see slides 20-27)

PacWest Bancorp

Second Quarter 2020 | PACW | p. 7

Second Quarter 2020 | PACW | p. 8 Second Quarter Significant Items

Second Quarter 2020 | PACW | p. 9 Second Quarter Significant Items • Net earnings of $33.2 million, $0.28 EPS • Pre - provision, pre - goodwill impairment, pre - tax net revenues (“PPNR”) of $166.2 million; increase of $5.3mm from Q1 • PPNR ROAA of 2.51%; 2.39% in Q1 • Q2 includes $7.7mm of securities gains and $6.6mm of debt prepayment penalties Operating Results Key Metrics • Net interest margin of 4.20%; excluding PPP 4.25% • Loan and lease yield of 5.01%; excluding PPP 5.10% • Cost of deposits of 25bps; 59bps in Q1 • June 30th spot rate on deposits of 19bps • Efficiency ratio of 42.9%; excluding FHLB prepayment penalty would be 40.7% Loan Portfolio & Credit Quality • Loan production of $1.8bn; includes $1.2bn of PPP loans • Classified loans to total loans of 1.49% • Net charge - offs of $13.2 million; 27bps of average loans and leases down from 40bps in Q1 • Provision for credit losses of $120.0 million driven by CECL economic forecast Strong Deposit Base & Capital • Core deposits up $3.5bn in Q2; 85% of total deposits • Noninterest - bearing demand deposits at 38% of total deposits • Tangible common equity ratio of 8.93%; excluding PPP 9.36% • CET1 ratio of 9.97%

Second Quarter 2020 | PACW | p. 10 ∆ ($ in millions, except per share amounts) 2Q20 1Q20 Q / Q Total Assets 27,366$ 26,143$ 5% Loans and Leases HFI, net of deferred fees 19,695$ 19,745$ 0% Total Deposits 22,929$ 19,576$ 17% Core Deposits 19,536$ 16,051$ 22% Net Earnings (Loss) 33.2$ (1,433.1)$ 102% Earnings (Loss) Per Share 0.28$ (12.23)$ 102% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 166.2$ 160.9$ 3% Return on Average Assets 0.50% -21.27% 21.77 PPNR Return on Average Assets (1) 2.51% 2.39% 0.12 Return on Average Tangible Equity ("ROATE") (1) 6.39% 6.88% -0.49 Tangible Common Equity Ratio (1) 8.93% 9.10% -0.17 Tangible Book Value Per Share (1) 19.80$ 19.31$ 3% Tax Equivalent Net Interest Margin 4.20% 4.31% -0.11 Efficiency Ratio 42.9% 40.6% 2.3 Quarter - Over - Quarter Financial Highlights (1) See “Non - GAAP Measurements” slide on page 51.

Second Quarter 2020 | PACW | p. 11 Year - Over - Year Financial Highlights (1) See “Non - GAAP Measurements” slide on page 51. ∆ ($ in millions, except per share amounts) 2Q20 2Q19 Y / Y Total Assets 27,366$ 26,344$ 4% Loans and Leases HFI, net of deferred fees 19,695$ 18,473$ 7% Total Deposits 22,929$ 18,806$ 22% Core Deposits 19,536$ 15,617$ 25% Net Earnings 33.2$ 128.1$ -74% Earnings Per Share 0.28$ 1.07$ -74% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 166.2$ 186.4$ -11% Return on Average Assets 0.50% 1.99% -1.49 PPNR Return on Average Assets (1) 2.51% 2.89% -0.38 Return on Average Tangible Equity ("ROATE") (1) 6.39% 24.03% -17.64 Tangible Common Equity Ratio (1) 8.93% 9.50% -0.57 Tangible Book Value Per Share (1) 19.80$ 18.83$ 5% Tax Equivalent Net Interest Margin 4.20% 4.72% -0.52 Efficiency Ratio 42.9% 41.6% 1.3

Solid Capital Position – June 30, 2020

PACWEST BANCORP

($ in thousands)	Actual		For Capital Adequacy Purposes	Basel III Fully Phased-In	For Well-Capitalized Classification
	Balance	Ratio			
Tier 1 leverage capital	$2,270,504	8.93% (1)	4.00%	4.00%	N/A
Common equity Tier 1 capital	$2,270,504	9.97%	4.50%	7.00%	N/A
Tier 1 capital	$2,270,504	9.97%	6.00%	8.50%	N/A
Total capital	$3,002,710	13.18%	8.00%	10.50%	N/A

PACIFIC WESTERN BANK

($ in thousands)	Actual		For Capital Adequacy Purposes	Basel III Fully Phased-In	For Well-Capitalized Classification
	Balance	Ratio			
Tier 1 leverage capital	$2,544,093	10.03% (1)	4.00%	4.00%	5.00%
Common equity Tier 1 capital	$2,544,093	11.18%	4.50%	7.00%	6.50%
Tier 1 capital	$2,544,093	11.18%	6.00%	8.50%	8.00%
Total capital	$2,828,922	12.44%	8.00%	10.50%	10.00%

- Tier 1 leverage capital ratio increased 30bps in Q2 to 8.93%.
- CET1 capital ratio increased 55bps in Q2 from 9.22% to 9.97%.
- Total capital ratio increased 111bps in Q2 from 12.07% to 13.18%.

(1) Excluding PPP loans from total assets given zero risk-weighting, consolidated leverage ratio would be 9.22% and bank leverage ratio would be 10.35%.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 12

Second Quarter 2020 | PACW | p. 13 Loans and Leases & Credit Quality

Second Quarter 2020 | PACW | p. 14 Commercial mortgage Income producing and other residential Commercial construction Residential construction Asset - based Venture capital Other commercial Consumer As of June 30, 2020 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 4,222$ 21% 4,435$ 24% Income producing and other residential 3,734 19% 3,641 20% Total Real Estate Mortgage 7,956 40% 8,076 44% RE Construction & Land: Commercial 1,168 6% 973 5% Residential 2,173 11% 1,403 8% Total RE Construction & Land 3,341 17% 2,376 13% Total Real Estate 11,297 57% 10,452 57% Commercial: Asset-based 3,413 18% 3,606 19% Venture capital 1,814 9% 2,195 12% Other commercial 2,760 14% 1,774 10% Total Commercial 7,987 41% 7,575 41% Consumer 411 2% 446 2% Total Loans HFI (1) 19,695$ 100% 18,473$ 100% Unfunded commitments 7,746$ 7,611$ 6/30/2020 6/30/2019

Second Quarter 2020 | PACW | p. 15 Other Commercial, $2,764mm, 24% SBA , $573mm , 5% Hotel , $648mm , 6% Income Producing Residential, $3,639mm, 32% Healthcare , $237mm , 2% Other Residential , $95mm , 1% Construction & Land , $3,341mm , 30% Real Estate ($11.3B) Lender Finance & Timeshare, $1,980mm, 58% Equipment Finance, $786mm, 23% Premium Finance, $421mm, 12% Other, $226mm, 7% Asset - Based ($3.4B) ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance & Timeshare 1,980$ 58% 2,022$ 56% Equipment Finance 786 23% 765 21% Premium Finance 421 12% 411 12% Other 226 7% 408 11% Total Asset-Based 3,413$ 100% 3,606$ 100% 6/30/2020 6/30/2019 ($ in millions) $ Mix $ Mix Real Estate: Income Producing Residential 3,639$ 32% 3,535$ 34% Construction & Land (1) 3,341 30% 2,376 23% Other Commercial (2) 2,764 24% 3,015 29% Hotel 648 6% 535 5% SBA 573 5% 557 5% Healthcare 237 2% 328 3% Other Residential 95 1% 106 1% Total Real Estate 11,297$ 100% 10,452$ 100% 6/30/2020 6/30/2019 Diversified Loan and Lease Portfolio (1) Of which land represents $146 million and $159 million as of 6/30/20 and 6/30/19. (2) Comprised of 44% office, 29% industrial, 19% retail and 8% other at 6/30/20.

Second Quarter 2020 | PACW | p. 16 ($ in millions) $ Mix $ Mix Other Commercial: Paycheck Protection Program 1,211$ 44% -$ - Secured Business Loans 502 18% 557 31% Security Monitoring 499 18% 630 36% Unsecured Business Loans 213 8% 220 12% Municipal 154 6% 126 7% SBA 73 3% 85 5% HOA Loans 71 2% 68 4% Cash Flow 37 1% 88 5% Total Other Commercial 2,760$ 100% 1,774$ 100% 6/30/2020 6/30/2019 Secured Business Loans , $502mm , 18% Municipal , $154mm , 6% Cash Flow , $37mm , 1% SBA , $73mm , 3% Security Monitoring , $499mm , 18% HOA Loans , $71mm , 2% Unsecured Business Loans , $213mm , 8% Paycheck Protection Program , $1,211mm , 44% Other Commercial ($2.8B) Equity Fund Loans, $740mm, 41% Expansion Stage, $738mm, 41% Early Stage, $212mm, 11% Late Stage, $124mm, 7% Venture Capital ($1.8B) ($ in millions) $ Mix $ Mix Venture Capital: Equity Fund Loans 740$ 41% 1,116$ 51% Expansion Stage 738 41% 785 36% Early Stage 212 11% 221 10% Late Stage 124 7% 73 3% Total Venture Capital 1,814$ 100% 2,195$ 100% 6/30/2020 6/30/2019 Diversified Loan and Lease Portfolio

Second Quarter 2020 | PACW | p. 17 $1,436 $1,231 $1,021 $790 $546 $1,294 $1,288 $1,318 $1,997 $800 $1,257 $1,529 $1,391 $816 $813 $613 $980 $838 $1,407 $1,054 $2,022 $2,730 $2,519 $2,339 $2,787 $2,603 $2,509 $2,229 $2,223 $1,867 $2,635 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2Q19 3Q19 4Q19 1Q20 2Q20 Avg. Rate on Production Millions Production Disbursements PPP Loans Payoffs Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 2Q20 2,603$ 2,635$ (32)$ 2.33% 2Q20 19,745$ 19,695$ (50)$ 1Q20 2,787 1,867 920 4.31% 1Q20 18,847 19,745 898 4Q19 2,339 2,223 116 4.73% 4Q19 18,736 18,847 111 3Q19 2,519 2,229 290 5.28% 3Q19 18,473 18,736 263 2Q19 2,730 2,509 221 5.15% 2Q19 18,308 18,473 165 Loan and Lease Production of $1.8 Billion in 2Q20 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 21 basis points to loan yields in 2020 and 22 basis points in 2019. (2) Net of deferred fees and costs (3) “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs and loan sales. (4) Disbursements in 1Q20 of $2.0bn were larger than usual as borrowers drew on lines for liquidity preservation during pandemic cri sis. Segments with largest disbursements were venture capital, lender finance and business loans. (4)

Second Quarter 2020 | PACW | p. 18 Multi - Family Apts, 53% Condominiums , 6% Hotel , 14% Office, 7% Land , 3% Retail , 3% Mixed - Use, 4% Industrial, SFR & Other, 10% Commitments by Property Type Construction & Land Loans Nevada , 3% Other, 12% Florida, 6% Wash. DC, 5% New York, 11% Virginia , 3% N. Carolina , 3% California , 57% Portfolio by State Commitment Amount Count 6/30/20 Tota l 6/30/20 % of Tota l $0 ~ $10mm 166 $ 510mm 8% $10mm ~ $25mm 67 1,002mm 17% $25mm ~ $50mm 52 1,990mm 33% $50mm ~ $100mm 21 1,446mm 24% $100mm ~ $150mm 9 1,104mm 18% Total 315 $ 6,052mm LTC < 40%, 5% LTC 40% - 50%, 11% LTC 50% - 60%, 37% LTC 60% - 70%, 31% LTC > 70%, 16% Commitments By Loan - To - Cost Range Risk Rating Count 6/30/20 Tota l Pass/Watch 313 $ 3,328mm Special Mention 1 12mm Classified 1 0.3mm Total 315 $ 3,341mm

Second Quarter 2020 | PACW | p. 19 California, 63% Washington DC , 6% Florida , 9% Washington , 4% Virginia , 6% N. Carolina , 4% Others , 8% $1.6bn (1) MF Construction Portfolio Multi - Family Loans Principal Balance Amount Count 6/30/20 Tota l 6/30/20 % of Tota l < $1mm 500 $ 211mm 6% $1mm ~ $5mm 621 1,482mm 41% $5mm ~ $10mm 161 1,097mm 30% $10mm ~ $25mm 43 612mm 17% $25mm ~ $106mm 3 237mm 6% Total 1,328 $ 3,639mm California, 71% Washington , 7% Florida , 6% Oregon , 4% New York , 3% Colorado , 3% Others , 6% $3.6bn (2) Income Producing Residential Portfolio Income Producing Residential (1) MF construction commitments total $3.4bn and have a weighted average loan - to - cost ratio of 60% as of June 30, 2020. (2) $1.9bn , or approximately 52%, of MF portfolio is 50% risk - weighted. LTC 40% - 50%, 10% LTC 50% - 60%, 45% LTC 60% - 70%, 27% LTC > 70%, 18% Commitments By Loan - To - Cost Range Risk Rating Count 6/30/20 Tota l Pass/Watch 1,320 $ 3,632mm Special Mention 2 4mm Classified 6 3mm Total 1,328 $ 3,639mm

Security Monitoring Loans

- A lending product since 2003, however, new technology is disrupting the security alarm business, causing increased customer acquisition costs and customer attrition and, thereby, adversely impacting business models and valuations
- Portfolio balance has declined $120mm in 2020; heightened monitoring of our credit risk for this portfolio in 2Q19; discontinued new originations in October 2019
- $222mm or 44% of the portfolio are SNCs
- 4.78% WAC; 100% variable rate; WAM 23 months
- $122mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue
- Downgraded three loans totaling $119.2 million to classified in 2Q20
- COVID modifications as of 6/30/20 - none

Risk Rating	Count		6/30/20 Total
Pass/Watch	20	$	287mm
Special Mention	4		72mm
Classified	6		140mm
Total	**30**	**$**	**499mm**

Balance by Tranche	Count		6/30/20 Total
< $5mm	8	$	20mm
$5mm ~ $10mm	9		71mm
$10mm ~ $20mm	2		28mm
$20mm ~ $30mm	2		49mm
$30mm ~ $40mm	7		235mm
$40mm ~ $55mm	2		96mm
Total	**30**	**$**	**499mm**

Contractual Maturity Table


$87mm
$111mm
$157mm
$144mm
2020
2021
2022
2023-24

Portfolio by Revenue Source[1]


Personal Emergency Response Systems 3%
Residential 52%
Commercial 45%

(1) Revenue allocated based upon the borrowers' customer mix.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 20

Hotel Portfolio Overview

- Hotel industry significantly impacted by the pandemic and widespread travel restrictions. We are maintaining contact with borrowers and monitoring flash reports to assess impacts.
- No "conference center" hotels.
- Hotel construction borrowers are sophisticated sponsors with significant invested equity and resources.
- Majority of CRE and construction borrowers are experienced hotel operators with top franchise brands.
- Some hotel construction borrowers have seen delays in materials or labor shortages as a result of COVID-19.
- Average loan-to-cost for hotel construction loans is 46%.
- SBA guarantied portions retained (75% average guaranty).
- $293.4mm CRE and $10.6mm construction downgraded to special mention in 1Q20.
- Indirect exposure from timeshare inventory loans ($24mm), hotel-related lender finance loans ($43mm) and venture banking loans ($9mm).
- COVID modifications as of 6/30/20 – 33 loans totaling $459mm.

Risk Rating	Count	6/30/20 Total	
Pass/Watch	67	$	836mm
Special Mention	47		305mm
Classified	10		2mm
Total	**124**	**$**	**1,143mm**

Hotels by Product

	Count	6/30/20 Commitment		6/30/20 Outstanding		Avg. O/S Balance	
Hotel CRE	48	$	701mm	$	648mm	$	13.5mm
Hotel Construction	18		839mm		464mm		25.8mm
Hotel SBA	58		35mm		31mm		0.5mm
Total	124	$	1,575mm	$	1,143mm	$	9.2mm

Hotel CRE by Brands



Economy, $18mm, 2%
Upper Midscale, $119mm, 18%
Upscale, $148mm, 23%
Midscale, $48mm, 8%
Upper Upscale, $315mm, 49%

Hotel by State
$1.1bn (5.8% of total loans)



NY, $295mm
FL, $133mm
GA, $22mm
NV, $64mm
TN, $55mm
NJ, $23mm
Other, $31mm
CA, $520mm

PacWest Bancorp

Second Quarter 2020 | PACW | p. 21

Retail Real Estate Portfolio Overview

Loan Types

- **Construction - significant projects include:**
  - A lifestyle center in Studio City, CA
  - A community shopping center in Encinitas, CA
  - A grocery-anchored community shopping center in Cary, NC
  - High traffic retail infill on San Vicente Blvd. in Los Angeles
  - COVID modifications as of 6/30/20 – 2 loans totaling $42mm
- **Owner-Occupied**
  - Not adversely affected by rental market volatility
  - SBA retail is 100% owner-occupied
    - SBA guarantied portions retained (75% average guaranty)
    - COVID modifications as of 6/30/20 – 5 loans totaling $2mm
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - National Lending $52mm portfolio mostly consists of two lifestyle centers (NJ & IN) totaling $42mm which were downgraded from special mention to classified in 2Q20
    - Community Banking $414mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts
    - COVID modifications as of 6/30/20 – 18 loans totaling $198mm

(1) $43 million in classified loans at June 30, 2020 (up from $5.1 million at March 31, 2020) with related SBA guaranties totaling $0.2 million. $42mm downgraded from special mention to classified in 2Q20.

Risk Rating	Count	6/30/20 Total	
Pass/Watch	226	$	580mm
Special Mention	5		2mm
Classified	14		43mm
Total	**245**	**$**	**625mm**

Retail by Product

	Count	Net Commitment		Recorded Investment		Avg. O/S Balance
Retail CRE	153	$	513mm	$	466mm	$ 3.0mm
Coml. Construction	7		157mm		102mm	14.6mm
Retail SBA	85		58mm		57mm	0.7mm
Total	**245**	**$**	**728mm**	**$**	**625mm**	**$ 2.6mm**

CRE Retail Property Types
$466mm (2.4% of total loans)



Single Tenant 31%
Urban luxury center 10%
Lifestyle center 33%
Suburban retail/strip center 26%

PacWest Bancorp

Second Quarter 2020 | PACW | p. 22

Commercial Aviation Portfolio Overview

- Credits are to well-known U.S-based airlines (41%), foreign-based airlines (34%) and freight carriers (25%).
- Passenger transportation exposure is mostly narrow-body jets which have historically performed well in maintaining collateral value.
- One credit for $13.3 million more exposed to COVID-19 as borrower is a tour operator with airline and cruise line.
- No classified or nonaccrual aviation loans at June 30, 2020.
- $119 million downgraded to special mention in 1Q20 and additional $38 million in 2Q20.
- COVID modifications as of 6/30/20 – 2 loans totaling $18mm.

Risk Rating	Count	6/30/20 Total	
Pass/Watch	22	$	147mm
Special Mention	20		150mm
Classified	-		-
Total	**42**	**$**	**297mm**

Aviation by Product

	Count	6/30/20 Commitment		6/30/20 Outstanding		Avg. O/S Balance	
Equipment Finance	39	$	284mm	$	281mm	$	7.2mm
Operating leases	3		16mm		16mm		5.3mm
Total	**42**	**$**	**300mm**	**$**	**297mm**	**$**	**7.1mm**

Aviation by Type, $297mm (1.5% of total loans)


Freight, $74mm, 25%
Passenger, $223mm, 75%

PacWest Bancorp

Second Quarter 2020 | PACW | p. 23

Other Impacted Portfolios

Restaurant

- $161 million total exposure (0.8% of total loans and operating leases) of which $93 million is real estate secured.
- $92 million are SBA guaranteed (75% average guaranty as we don't sell the guaranteed portions).
- $11.5 million of classified loans at June 30, 2020 (estimated SBA guaranties of $8.5 million).
- COVID modifications as of 6/30/20 – 27 loans totaling $38mm.

Restaurant by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
SBA – Real Estate	65	$ 64.0mm	$ 61.3mm	$ 0.9mm
SBA – Cash Flow	64	38.0mm	37.6mm	0.6mm
Commercial Real Estate	35	33.8mm	31.4mm	0.9mm
Collateralized Commercial Loans	20	27.1mm	26.0mm	1.3mm
Unsecured Business Loans	69	14.3mm	4.7mm	0.1mm
Venture Capital	4	14.1mm	-	-
Total	**257**	**$ 191.3mm**	**$ 161.0mm**	**$ 0.6mm**

Oil Services

- $125 million total exposure (0.6% of total loans and operating leases)
  - $61 million loans receivable
  - $64 million operating leases
- All credits are related to support services and $119.3 million is collateralized by equipment (railcars $63.9mm, land-based fracking equipment $28.0mm, offshore vessels $27.4mm) and $5.6 million is ABL lines collateralized by A/R and inventory.
- $63 million to borrowers rated BB- or above.
- $118 million, or 94%, outstanding to six borrowers with average balance of $19.7 million.
- One loan of $15.3 million classified and nonaccrual since 1Q'15.
- COVID modifications as of 6/30/20 – none.

Oil Services by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
Operating Leases	5	$ 63.9mm	$ 63.9mm	$ 12.8mm
Equipment Finance	7	71.1mm	54.4mm	7.8mm
Asset-Based	6	20.0mm	5.6mm	0.9mm
Venture Capital	2	2.5mm	1.0mm	0.5mm
Total	**20**	**$ 157.5mm**	**$ 124.9mm**	**$ 6.2mm**

PacWest Bancorp

Second Quarter 2020 | PACW | p. 24

Lender Finance Portfolio Overview

- Represents loans to companies to purchase finance receivables or extend finance receivables. Borrowers include lenders to businesses, consumer lenders, and timeshare operators.
- Senior lines of credit secured by the finance receivables owed to our borrowers. Borrowing availability under these lines is subject to a formula which includes only qualifying collateral and allows for borrowing at a level supported by historical collateral collections. These lines of credit have an initial revolving term followed by an amortization term.
- Segments expected to be directly impacted by COVID-19:
  - Direct consumer lenders
  - Small business lenders
  - Lenders with hotel exposure ($43mm)
- COVID modifications as of 6/30/20 – 7 loans totaling $67 million.

Risk Rating	Count	6/30/20 Total	
Pass/Watch	88	$	1,977mm
Special Mention	-		-
Classified	4		3mm
Total	**92**	**$**	**1,980mm**

Lender Finance Portfolio by Type

	Count	6/30/20 Commitment	6/30/20 Outstanding	Avg. O/S Balance
Direct consumer lender	34	$ 1,304mm	$ 631mm	$ 18.6mm
Commercial RE lender	17	885mm	434mm	25.5mm
Timeshare	13	455mm	342mm	26.3mm
Auto finance lender	11	347mm	207mm	18.8mm
Commercial lender	6	331mm	152mm	25.3mm
Consumer receivable purchaser	4	184mm	114mm	28.5mm
Other	7	208mm	100mm	14.3mm
Total	**92**	**$ 3,714mm**	**$ 1,980mm**	**$ 21.5mm**

Lender Finance by Type, $2.0bn (10.1% of total loans)



Coml. RE lender, 22%
Direct consumer lender, 32%
Consumer receivable purch., 6%
Other, 5%
Commercial lender, 8%
Auto finance lender, 10%
Timeshare, 17%

PacWest Bancorp

Second Quarter 2020 | PACW | p. 25

Second Quarter 2020 | PACW | p. 26 CA 55% NY 7% TX 7% PA 5% NJ 3% FL 4% Other 19% Office by State $1,575mm (8.0% of total loans) Office Portfolio Overview Risk Rating Count 6/30/20 Tota l Pass/Watch 316 $ 1,566mm Special Mention 6 6mm Classified 7 3mm Total 329 $ 1,575mm Office by Product Count Net Commitment Recorded Investment Avg. O/S Balance Office CRE 214 $ 1,375mm $ 1,206mm $ 5.6mm Commercial Construction 12 440mm 259mm 21.6mm Office SBA 103 111mm 110mm 1.1mm Total 329 $ 1,926mm $ 1,575mm $ 4.8mm ▪ Disciplined underwriting based on the lesser of actual or market rents and market vacancy, not projections or positive market trends. ▪ $104 million of CRE and all $110 million of SBA are owner - occupied. ▪ Average loan - to - cost for office construction loans is 58%. ▪ COVID modifications as of 6/30/20 – 24 loans totaling $289 million. $0~$5mm , $200mm , 17% $5mm~$15mm , $201mm , 17% $15mm~$25mm , $174mm , 14% $25mm~$45mm , $214mm , 18% $45mm~$60mm , $267mm , 22% $60mm+ , $150mm , 12% CRE By Balance Range $60mm+ , $150mm , 34% $0~$5mm , $4mm , 1% $5mm~$15mm , $33mm , 8% $15mm~$25mm , $15mm , 3% $25mm~$45mm , $138mm , 31% $45mm~$60mm , $100mm , 23% Construction by Commitment Range

Second Quarter 2020 | PACW | p. 27 Shared National Credits (SNCs) $2.3bn $1.2bn $840mm $755mm $658mm 2016 2017 2018 2019 2Q20 Total $2.3bn $1.2bn $840mm $755mm $658mm Classified $70mm $41mm $67mm $40mm $145mm Nonaccrual $13mm $15mm $- $15mm $64mm SNC Loans Healthcare RE , $42mm , 6% Equity Fund Loans , $47mm , 7% Cash Flow , $5mm , 1% Lender Finance & Timeshare , $176mm , 27% Secured Business Loans , $103mm , 16% Unsecured Business Loans , $16mm , 2% Security Monitoring , $222mm , 34% Equipment Finance , $28mm , 4% Other Coml RE , $19mm , 3% $658mm of SNC Loans at 6/30/2020 ▪ SNCs are not a line of business. SNC relationships are included in business line balances. ▪ SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. ▪ Credit underwriting standards are the same as standards applied to all loans. ▪ No energy - related or franchise restaurant SNCs . ▪ Increase in classified loans in 2Q20 related to downgrade of three security monitoring loans totaling $119.2 million. 71% decrease

Quarterly Credit Quality Trends

($ in thousands)		2Q19	3Q19	4Q19	1Q20	2Q20
Nonaccrual Loans and Leases HFI	$	81,265	99,113	92,353	95,602	166,113
As a % of Loans and Leases HFI	%	0.44%	0.53%	0.49%	0.48%	0.84%
Nonperforming Assets	$	82,737	100,479	92,793	97,303	167,562
As a % of Loans and Leases & Foreclosed Assets	%	0.45%	0.54%	0.49%	0.49%	0.85%
Classified Loans and Leases HFI[(1)]	$	190,979	188,607	175,912	147,705	293,230
As a % of Loans and Leases HFI	%	1.03%	1.01%	0.93%	0.75%	1.49%
Credit Loss Provision	$	8,000	7,000	3,000	112,000	120,000
As a % of Average Loans and Leases (annualized)	%	0.18%	0.15%	0.06%	2.36%	2.42%
Net Charge-offs	$	11,244	4,485	767	19,110	13,242
As a % of Average Loans and Leases (annualized)	%	0.25%	0.10%	0.02%	0.40%	0.27%
Trailing Twelve Months Net Charge-offs	$	33,102	35,868	16,687	35,606	37,604
As a % of Average Loans and Leases	%	0.18%	0.20%	0.09%	0.19%	0.20%
Allowance for Loan Losses (ALLL)	$	135,037	138,552	138,785	221,292	301,050
As a % of Loans and Leases HFI	%	0.73%	0.74%	0.74%	1.12%	1.53%
Allowance for Credit Losses (ACL)[(2)]	$	169,898	172,413	174,646	274,863	381,621
As a % of Loans and Leases HFI	%	0.92%	0.92%	0.93%	1.39%	1.94%
ACL / Nonaccrual Loans and Leases HFI	%	209.07%	173.96%	189.11%	287.51%	229.74%

(1) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(2) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 28

Second Quarter 2020 | PACW | p. 29 0.18% 0.20% 0.09% 0.19% 0.20% 2Q19 3Q19 4Q19 1Q20 2Q20 Trailing Twelve Months Net Charge - offs / Average Loans and Leases Key Credit Trends – Loans HFI 0.44% 0.53% 0.49% 0.48% 0.84% 2Q19 3Q19 4Q19 1Q20 2Q20 Nonaccrual Loans and Leases / Loans and Leases 0.92% 0.92% 0.93% 1.39% 1.94% 2Q19 3Q19 4Q19 1Q20 2Q20 ACL / Loans and Leases 1.03% 1.01% 0.93% 0.75% 1.49% 2Q19 3Q19 4Q19 1Q20 2Q20 Classified Loans and Leases/ Loans and Leases

Second Quarter 2020 | PACW | p. 30 % of Loan % of Loan 6/30/2020 3/31/2020 ($ in thousands) Balance Category Balance Category Balance Balance Real estate mortgage: Commercial 61,771$ 1.5% 19,088$ 0.5% -$ 1,807$ Income producing and other residential 2,207 0.1% 2,308 0.1% - 1,064 Total real estate mortgage 63,978 0.8% 21,396 0.3% - 2,871 Real estate construction and land: Commercial 337 0.0% 351 0.0% - - Residential - 0.0% - 0.0% 1,021 241 Total R.E. construction and land 337 0.0% 351 0.0% 1,021 241 Commercial: Commercial - Asset-based 19,013 0.6% 17,104 0.4% 3,697 - Commercial - Venture capital 8,270 0.5% 18,612 0.7% 1,924 183 Commercial - Other commercial 73,995 2.7% 37,726 2.1% 191 4,393 Total commercial 101,278 1.3% 73,442 0.9% 5,812 4,576 Consumer 520 0.1% 413 0.1% 1,067 518 Total 166,113$ 0.8% 95,602$ 0.5% 7,900$ 8,206$ 6/30/2020 Nonaccrual Loans and Leases 3/31/2020 Accruing and 30 -89 Days Past Due Nonaccrual & Delinquent Loan and Lease Detail ▪ Real estate mortgage - commercial nonaccrual increase due to addition of two lifestyle retail centers totaling $42 million ▪ Commercial - other commercial nonaccrual increase due to addition of one security monitoring loan of $44 million

Loan Portfolio By Risk Rating

	June 30, 2020				March 31, 2020			
($ in thousands)	Classified	Special Mention	Pass/Watch	Total	Classified	Special Mention	Pass/Watch	Total
Real estate mortgage:								
Commercial real estate	$ 71,446	$ 322,312	$ 3,828,317	$ 4,222,075	$ 33,908	$ 371,687	$ 3,815,074	$ 4,220,649
Residential real estate	6,941	6,151	3,720,568	3,733,659	7,083	2,491	3,778,721	3,788,295
Total real estate mortgage	**78,387**	**328,462**	**7,548,885**	**7,955,734**	**40,991**	**374,158**	**7,593,795**	**8,008,944**
Real estate construction:								
Commercial construction	337	12,354	1,154,918	1,167,609	351	10,577	1,076,577	1,087,505
Residential construction	-	-	2,172,919	2,172,919	-	-	1,792,748	1,792,748
Total real estate construction	**337**	**12,354**	**3,327,837**	**3,340,528**	**351**	**10,577**	**2,869,325**	**2,880,253**
Commercial:								
Asset based	25,008	186,813	3,200,610	3,412,431	23,218	152,137	3,763,047	3,938,402
Venture capital	29,054	138,403	1,646,884	1,814,341	31,110	173,947	2,510,780	2,715,837
Other commercial	159,813	82,313	2,518,152	2,760,278	51,498	186,368	1,534,119	1,771,985
Total commercial	**213,876**	**407,529**	**7,365,646**	**7,987,050**	**105,826**	**512,452**	**7,807,946**	**8,426,224**
Consumer	630	18,053	392,636	411,318	537	1,471	427,876	429,884
Total loans and leases	**$ 293,230**	**$ 766,397**	**$ 18,635,004**	**$19,694,631**	**$ 147,705**	**$ 898,658**	**$ 18,698,942**	**$19,745,305**

- Loan downgrades in Q2 were substantially all from special mention to classified.
  - Real estate mortgage - commercial classified increase due to two lifestyle retail centers totaling $42mm downgraded from special mention
  - Commercial - other commercial classified increase due to three security monitoring loans totaling $119.2 million downgraded from special mention to classified
  - Consumer special mention increase due to downgrades of student loans

PacWest Bancorp

Second Quarter 2020 | PACW | p. 31

Current Expected Credit Losses (CECL)

- Our ACL methodology is based on numerous models and key assumptions that rely on economic forecasts, historical information, current conditions, loan segmentation, prepayment rates, loss given default rates, the historical loss period, the reasonable and supportable forecast period, the reversion period, and utilization rates on unfunded commitments in addition to numerous qualitative factors based on management judgment; the result is a complex process with various potential outcomes for which management makes a best estimate
- Used the Moody's Consensus Scenario Forecast dated June 11, 2020; macro-economic variables deteriorated since the March 27, 2020 baseline scenario forecast used in Q1
- Due to the dramatic and sudden spikes in key macro-economic variables, regression models have limitations; as a result additional adjustments are necessary to determine the best estimate of the allowance for credit losses
- The ALLL ratio increased from 1.12% as of 3/31/20 to 1.53% as of 6/30/20; excluding PPP loans the ALLL ratio is 1.64% at 6/30/20


ACL Reserve Build
(in millions)
$175
0.93%
4Q19
$7
Adoption Impact
$182
0.97%
1/1/2020
$77
Economic Forecast
$20
Individually Evaluated
$19
Loan Downgrades
$(19)
Net Charge-offs
$(4)
Other, net
$275
1.39%
1Q20
$99
Economic forecast
$15
Individually evaluated
$8
Loan downgrades
$(13)
Net charge-offs
$(2)
Other
$382
1.94%
2Q20

PacWest Bancorp

Second Quarter 2020 | PACW | p. 32

Allowance for Credit Losses

($ in thousands)	January 1, 2020 CECL Adoption Amount	January 1, 2020 CECL Adoption % of Loans and Leases	March 31, 2020 Amount	March 31, 2020 % of Loans and Leases	June 30, 2020 Amount	June 30, 2020 % of Loans and Leases
Allowance for loan and lease losses:						
Real estate mortgage:						
Commercial real estate	$ 27,667	0.66%	$ 69,649	1.64%	$ 103,354	2.45%
Residential real estate	22,216	0.59%	21,816	0.58%	27,370	0.73%
Total real estate mortgage	49,883	0.63%	91,465	1.14%	130,724	1.64%
Real estate construction:						
Commercial construction	7,462	0.69%	18,174	1.66%	31,680	2.71%
Residential construction	14,490	0.88%	22,124	1.23%	38,432	1.77%
Total real estate construction	21,952	0.80%	40,298	1.39%	70,112	2.10%
Commercial:						
Asset based	27,581	0.74%	33,755	0.86%	35,233	1.03%
Venture capital	20,572	0.94%	34,086	1.25%	34,862	1.92%
Other commercial	20,235	1.14%	19,552	1.11%	27,852	1.00%
Total commercial	68,389	0.89%	87,393	1.04%	97,947	1.23%
Consumer	2,179	0.49%	2,136	0.51%	2,267	0.55%
Allowance for loan and lease losses	**$ 142,402**	**0.76%**	**$ 221,292**	**1.12%**	**$ 301,050**	**1.53%**
Reserve for unfunded commitments	39,571	0.21%	53,571	0.27%	80,571	0.41%
Allowance for credit losses	**$ 181,974**	**0.97%**	**$ 274,863**	**1.39%**	**$ 381,621**	**1.94%**

Note: As of 12/31/19 under the incurred loss model the ALLL was $138,875 or 0.74% while the ACL was $174,646 or 0.93%.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 33

Second Quarter 2020 | PACW | p. 34 Deposits

Deposit Detail

($ in millions) Deposit Category	At or For the Quarter Ended June 30, 2020 Average $	Quarter-End $	Mix	At or For the Quarter Ended June 30, 2019 Average $	Quarter-End $	Mix
Noninterest-bearing demand	$ 8,292	$ 8,630	38%	$ 7,544	$ 7,299	39%
Interest checking	3,899	4,858	21%	3,190	3,220	17%
Money market	5,153	5,498	24%	4,650	4,578	24%
Savings	524	550	2%	526	520	3%
Total core deposits	17,868	19,536	85%	15,910	15,617	83%
Non-core non-maturity deposits	1,064	1,217	5%	449	437	2%
Total non-maturity deposits	18,932	20,753	90%	16,359	16,054	85%
Time deposits $250,000 and under	1,843	1,523	7%	2,278	2,284	12%
Time deposits over $250,000	633	653	3%	453	468	3%
Total time deposits	2,476	2,176	10%	2,731	2,752	15%
Total deposits [(1)]	$ 21,408	$ 22,929	100%	$ 19,090	$ 18,806	100%

Core: 85%


June 30, 2020
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand


June 30, 2019
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

Core: 83%

(1) Does not include $1.4 billion and $2.0 billion of client investment funds held at June 30, 2020 and June 30, 2019, respectively.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 35

Second Quarter 2020 | PACW | p. 36 ($ in millions) Time Deposits Time Deposits Total Time Maturities $250,000 and Under Over $250,000 Deposits Due in three months or less 810$ 258$ 1,068$ Due in over three months through six months 249 109 358 Due in over six months through twelve months 282 273 555 Due in over 12 months through 24 months 76 11 87 Due in over 24 months 106 2 108 Total 1,523$ (1) 653$ 2,176$ June 30, 2020 $18.8 $19.7 $19.2 $19.6 $22.9 1.35% 1.34% 1.14% 0.95% 0.40% 0.81% 0.83% 0.71% 0.59% 0.25% 0.00% 0.50% 1.00% 1.50% 2.00% 0.0 5.0 10.0 15.0 20.0 25.0 2Q19 3Q19 4Q19 1Q20 2Q20 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits Deposit Portfolio (1) Includes brokered deposits of $0.7 billion with a weighted average maturity of 8 months and a weighted average cost of 1.34%.

Second Quarter 2020 | PACW | p. 37 Net Interest Margin

Second Quarter 2020 | PACW | p. 38 5.18% 4.99% 4.91% 4.69% 4.72% 4.46% 4.33% 4.31% 4.20% 3.64% 3.61% 3.64% 3.59% 3.60% 3.49% 3.43% 3.34% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 PACW Reported TE NIM KRX Median NIM Industry Leading Tax Equivalent Net Interest Margin Source: S&P Global Market Intelligence. Peer data is through 1Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Second Quarter 2020 | PACW | p. 39 6.30% 6.20% 6.27% 6.16% 6.26% 5.91% 5.67% 5.54% 5.01% 6.09% 6.06% 6.11% 6.09% 6.18% 5.86% 5.60% 5.44% 4.96% 4.77% 4.87% 4.99% 5.08% 5.08% 4.96% 4.76% 4.57% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 PACW - Reported TE Avg. Loan Yield PACW - Loan Yield Excluding Discount Accretion KRX - Median Loan Yield Higher Loan Yields From Disciplined & Diversified Lending Source: S&P Global Market Intelligence. Peer data is through 1Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Second Quarter 2020 | PACW | p. 40 0.37% 0.46% 0.62% 0.73% 0.81% 0.83% 0.71% 0.59% 0.25% 0.50% 0.60% 0.69% 0.80% 0.84% 0.85% 0.76% 0.64% 1.45% 1.74% 1.92% 2.40% 2.40% 2.19% 1.76% 1.39% 0.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 PACW - Reported Average Total Deposits Cost KRX - Median Deposits Cost Avg Fed Funds Rate Deposit Franchise – 2Q20 Cost of 25 Basis Points Source: S&P Global Market Intelligence. Peer data through 1Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Second Quarter 2020 | PACW | p. 41 Interest Rate Components of the Loan and Lease Portfolio 74.0% 76.0% 78.0% 80.0% 82.0% 84.0% 8,000 8,250 8,500 8,750 9,000 Floor is In the Money Now cut 25 bps cut 50 bps cut 75 bps % of Variable Rate Loans Cumulative Balance ($ 000’s) Amount of Rate Cut Floor Analysis - Variable Rate Loans as of June 30, 2020 Volume Percent ($ in millions) Interest Rate Scenario Forecasted Net Interest Income* Percentage Change from Base Forecasted Net Interest Margin* Up 300 bps 1,145.3 15.9 4.65% Up 200 bps 1,036.4 4.9 4.21% Up 100 bps 1,015.1 2.7 4.12% Base case 998.43 - 4.22% Down 25 bps 1,010.8 - 0.3% 4.21% Down 50 bps 1,006.3 - 0.7% 4.19% * - Tax equivalent Note: The above table presents forecasted net interest income and net interest margin for the next 12 months using the forward yield curve as of June 30, 2020 as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in interest rates of 100, 200 and 300 basis points and a downward movement in interest rates of 25 and 50 basis points. $899mm $2,290mm $874mm $4,492mm 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing Fixed - Rate , 24% Variable - Rate, 57% Hybrid , 19%, Loan Portfolio by Repricing Type A1

Second Quarter 2020 | PACW | p. 42 Investment Securities

Second Quarter 2020 | PACW | p. 43 Diversified Investment Portfolio (1) Fair value at 6/30/20 (2) Yield is for 2Q20 (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA - related revenue bon ds. Asset - backed Securities , $227mm , 6% Agency Residential MBS , $249mm , 6% Agency Residential CMOs , $1,050mm , 27% Agency Commercial MBS , $1,133mm , 29% Private CMOs , $97mm , 3% Municipal Securities , $888mm , 23% Collateralized Loan Obligations , $137mm , 4% Other, $70mm , 2% $3.9 Billion Total Investment Portfolio (1) 6.0 6.3 6.3 6.1 6.4 4.5 4.4 4.4 3.5 3.6 2 3 4 5 6 7 2Q19 3Q19 4Q19 1Q20 2Q20 Years Average Life and Effective Duration Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 18% G.O. Limited 5% AA 77% G.O . Unlimited 59% A 2% Revenue 36% Not Rated (3) 3% 100% 100% 2.87% overall portfolio tax equivalent yield (2) Municipal Securities Composition

Second Quarter 2020 | PACW | p. 44 Controlled Expenses

Second Quarter 2020 | PACW | p. 45 39.8% 40.9% 41.7% 42.4% 41.6% 42.3% 44.8% 40.6% 42.9% 54.8% 53.7% 54.1% 54.3% 54.3% 54.1% 55.3% 56.4% 40.7% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 PACW Efficiency Ratio Median Efficiency Ratio Banks in KRX Index Efficiency Ratio Trend Excluding FHLB prepayment penalty

Second Quarter 2020 | PACW | p. 46 Company Overview

Second Quarter 2020 | PACW | p. 47 Product Offerings Community Banking Products National Lending Products Venture Banking Products • Attractive branch network with 74 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Business lending products: includes secured business loans, asset - based and tax - exempt • Real estate lending products: includes multifamily, commercial real estate and construction • Limited consumer loan offerings • Borrower relationships generally include a deposit account • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance & Timeshare, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multifamily, Hotel, Office, Retail, Industrial, SBA and Construction • Focus on small to middle - market businesses • Expertise in niche segments (aviation lending and corporate finance) limits new competitors • Borrower relationships may include deposit accounts and treasury services • Five product offerings: Technology, Life Sciences, Fund Finance, Structured Finance, Specialty Finance • Offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards, international - related products and asset management services to clients • Borrower relationships almost always include a deposit account • Branch office in Durham, North Carolina

Second Quarter 2020 | PACW | p. 48 Nationwide Lender Combined with California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA San Diego, CA National Lending office Venture Banking office Community Banking branch

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
2014
2015
2016
2017
2018
2019
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans

PacWest Bancorp

Second Quarter 2020 | PACW | p. 49

Second Quarter 2020 | PACW | p. 50 Credit De - Risking – Specific Portfolios $955mm $844mm $452mm $334mm $237mm 2016 2017 2018 2019 2Q20 Healthcare Real Estate Loans 16% 22% 39% 55% 52% 41% 15% 12% 5% 3% 5% 7% 46% 45% 45% 32% 34% 41% 23% 21% 11% 10% 9% 11% $2.0b $2.1b $2.0b $2.2b $2.7b $1.8b 2016 2017 2018 2019 1Q20 2Q20 Venture Banking Loan Portfolio Equity Fund Loans Late Stage Expansion Stage Early Stage ▪ Exited Cash Flow lending business in 2017 ▪ Shifted Venture Banking strategy to grow Equity Fund Loans ▪ Reduced exposure to Healthcare R.E. and in October 2019 ceased originating NL Healthcare R.E. loans ▪ Healthcare R.E. comprised of $98mm in skilled nursing, $79mm in assisted living and $60mm in other healthcare facilities $2,373mm $279mm $114mm $38mm $37mm 2016 2017 2018 2019 2Q20 Commercial Cash Flow Loans Exited Business Reduced Exposure

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 3,452,898	$ 3,390,389	$ 4,954,697	$ 4,920,108	$ 4,852,010
Less: Intangible assets	1,109,234	1,113,116	2,587,064	2,591,217	2,596,050
Tangible common equity	$ 2,343,664	$ 2,277,273	$ 2,367,633	$ 2,328,891	$ 2,255,960
Total assets	$ 27,365,738	$ 26,143,267	$ 26,770,806	$ 26,724,627	$ 26,344,414
Less: Intangible assets	1,109,234	1,113,116	2,587,064	2,591,217	2,596,050
Tangible assets	$ 26,256,504	$ 25,030,151	$ 24,183,742	$ 24,133,410	$ 23,748,364
Equity to assets ratio	12.62%	12.97%	18.51%	18.41%	18.42%
Tangible common equity ratio (1)	8.93%	9.10%	9.79%	9.65%	9.50%
Book value per share	$ 29.17	$ 28.75	$ 41.36	$ 41.06	$ 40.49
Tangible book value per share (2)	$ 19.80	$ 19.31	$ 19.77	$ 19.43	$ 18.83
Shares outstanding	118,374,603	117,916,789	119,781,605	119,831,192	119,829,104
Return on Average Tangible Equity					
Net earnings (loss)	$ 33,204	$ (1,433,111)	$ 117,881	$ 110,026	$ 128,125
Add: goodwill impairment	-	1,470,000	-	-	-
Add: intangible amortization	3,882	3,948	4,153	4,833	4,870
Adjusted net earnings	$ 37,086	$ 40,837	$ 122,034	$ 114,859	$ 132,995
Average stockholders' equity	$ 3,446,850	$ 4,956,778	$ 4,930,182	$ 4,890,746	$ 4,818,889
Less: Average intangible assets	1,111,302	2,569,189	2,589,217	2,593,925	2,598,762
Average tangible common equity	$ 2,335,548	$ 2,387,589	$ 2,340,965	$ 2,296,821	$ 2,220,127
Return on average equity	3.87%	-116.28%	9.49%	8.93%	10.66%
Return on average tangible equity (3)	6.39%	6.88%	20.68%	19.84%	24.03%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized adjusted net earnings divided by average tangible common equity

PacWest Bancorp

Second Quarter 2020 | PACW | p. 51

Second Quarter 2020 | PACW | p. 52 Non - GAAP Measurements The table below presents reconciliations of certain GAAP to non - GAAP financial measures: ($ in thousands) June 30, 2020 March 31, 2020 June 30, 2019 June 30, 2020 June 30, 2019 PPNR and PPNR Return on Average Assets Net earnings (loss) 33,204$ (1,433,111)$ 128,125$ (1,399,907)$ 240,729$ Add: Provision for credit losses 120,000 112,000 8,000 232,000 12,000 Add: Goodwill impairment - 1,470,000 - 1,470,000 - Add: Income tax expense 12,968 11,988 50,239 24,956 93,288 Pre-provision, pre-goodwill impairment, pre-tax revenue ("PPNR") 166,172$ 160,877$ 186,364$ 327,049$ 346,017$ Average assets 26,621,227$ 27,099,040$ 25,849,189$ 26,860,133$ 25,812,771$ Return on average assets (1) 0.50% -21.27% 1.99% -10.48% 1.88% PPNR return on average assets (2) 2.51% 2.39% 2.89% 2.45% 2.70% (1) Annualized net earnings (loss) divided by average assets (2) Annualized PPNR divided by average asets Three Months Ended Six Months Ended

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	New York Community Bancorp, Inc.	NYCB	$ 54.261	26	Fulton Financial Corporation	FULT	$ 22.930
2	Signature Bank	SBNY	$ 53.075	27	BancorpSouth Bank	BXS	$ 21.033
3	Popular, Inc.	BPOP	$ 52.804	28	First Hawaiian, Inc.	FHB	$ 20.756
4	Synovus Financial Corp.	SNV	$ 50.620	29	Old National Bancorp	ONB	$ 20.741
5	TCF Financial Corp.	TCF	$ 48.594	30	United Bankshares, Inc.	UBSI	$ 20.371
6	East West Bancorp Inc.	EWBC	$ 45.949	31	First Midwest Bancorp, Inc.	FMBI	$ 19.753
7	Valley National Bancorp	VLY	$ 39.121	32	Bank of Hawaii Corporation	BOH	$ 18.542
8	Wintrust Financial Corporation	WTFC	$ 38.800	33	Cathay General Bancorp	CATY	$ 18.296
9	Texas Capital Bankshares, Inc.	TCBI	$ 35.879	34	Washington Federal, Inc.	WAFD	$ 17.376
10	F.N.B. Corporation	FNB	$ 35.049	35	Cadence Bancorporation	CADE	$ 17.238
11	Cullen/Frost Bankers, Inc.	CFR	$ 34.147	36	South State Corporation	SSB	$ 16.643
12	Associated Banc-Corp	ASB	$ 33.908	37	Hope Bancorp, Inc.	HOPE	$ 16.021
13	BankUnited, Inc.	BKU	$ 33.596	38	Home Bancshares, Inc.	HOMB	$ 15.532
14	Hancock Whitney Corporation	HWC	$ 31.762	39	Glacier Bancorp, Inc.	GBCI	$ 15.158
15	Prosperity Bancshares, Inc.	PB	$ 31.743	40	First Financial Bancorp	FFBC	$ 15.058
16	Webster Financial Corporation	WBS	$ 31.655	41	Columbia Banking Systems, Inc.	COLB	$ 14.039
17	Sterling Bancorp	STL	$ 30.335	42	Trustmark Corporation	TRMK	$ 14.020
18	Pinnacle Financial Partners, Inc.	PNFP	$ 29.264	43	United Community Banks, Inc.	UCBI	$ 13.086
19	Western Alliance Bancorporation	WAL	$ 29.158	44	Community Bank Systems, Inc.	CBU	$ 11.809
20	Umpqua Holdings Corporation	UMPQ	$ 27.540	45	CVB Financial Corp.	CVBF	$ 11.607
21	Commerce Bankshares, Inc.	CBSH	$ 26.793	46	Provident Financial Services, Inc.	PFS	$ 10.085
22	Investors Bancorp	ISBC	$ 26.678	47	First Financial Bankshares, Inc.	FFIN	$ 9.701
23	UMB Financial Corporation	UMBF	$ 26.245	48	Boston Private Financial Holdings, Inc.	BPFH	$ 8.746
24	**PacWest Bancorp**	**PACW**	**$ 26.143**	49	First Commonwealth Financial Corporation	FCF	$ 8.515
25	Bank OZK	OZK	$ 24.566	50	Brookline Bancorp, Inc.	BRKL	$ 8.462

Source: S&P Global Market Intelligence. Total assets as of March 31, 2020.
Banks in the KRX Index as of June 30, 2020.

PacWest Bancorp

Second Quarter 2020 | PACW | p. 53